Exhibit 5.1

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

May 29, 2008

Meritage Homes Corporation

17851 North 85th Street

Suite 300

Scottsdale, Arizona 85255

Re:                               Meritage Homes Corporation

Ladies and Gentlemen:

We serve as Maryland counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 900,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company that may be issued pursuant to the Company’s 2006 Stock Incentive Plan (the “Incentive Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Charter of the Company, as in effect on the date hereof, certified by an officer of the Company;

2.             The Amended and Restated By-laws of the Company, as in effect on the date hereof, certified by an officer of the Company;

3.             Resolutions adopted by the Board of Directors of the Company relating to the Shares and the approval of the Incentive Plan and amendments thereto, certified by an officer of the Company;

4.             The Registration Statement relating to the Shares;

5.             The Incentive Plan;

6.             A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date; and

7.             A certificate executed by an officer of the Company, dated as the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Incentive Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is solely for your use in connection with the issuance of Shares in accordance with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or in any other connection without, in each instance, our prior written approval.

Very truly yours,

/s/ DLA PIPER US LLP